================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          SECURITY BANC CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

================================================================================

                            SECURITY BANC CORPORATION
               40 South Limestone Street, Springfield, Ohio 45502





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of Security Banc Corporation will be held at the Clark State Performing Arts Center, Turner Studio Theater, 300 South Fountain Avenue, Springfield, Ohio 45502, on Tuesday, April 15, 1997 at 1:00 p.m. for the purpose of considering and voting upon the following matters.

     1. To elect three directors of Class III to serve until the Annual Meeting of Shareholders in 2000 or in the case of each director until his successor is duly elected and qualified.

     2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.


     The Board of Directors has fixed the close of business on February 28, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. All shareholders are cordially invited to attend the meeting in person. However, if you do not expect to attend the meeting in person, please fill in, date, sign, and return the enclosed Proxy Card.





By Order of the Board of Directors

J. William Stapleton
Executive Vice President/Secretary

Springfield, Ohio
March 14, 1997

                            SECURITY BANC CORPORATION

                                 PROXY STATEMENT

               40 South Limestone Street, Springfield, Ohio 45502
                                 March 14, 1997
                                 (Mailing Date)


SOLICITATION AND REVOCABILITY OF PROXIES

      The enclosed form of proxy is being solicited on behalf of the Board of Directors of Security Banc Corporation for use at the Annual Meeting of Shareholders and any adjournment thereof. The Annual Meeting will be held on Tuesday, April 15, 1997, at the time and place for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted at such meeting in accordance with any specifications thereon. Any proxy may be revoked at any time before it is exercised by receipt of later proxy, by receipt by the secretary of a revocation or by ballot at the meeting.

      The persons named as proxies were selected by the Board of Directors of the Corporation. No officer or employee of the Corporation was named as proxy.

      The cost of the solicitation of proxies will be borne by the Corporation. In addition to using the mail, proxies may be solicited by personal interview, telephone and wire. Officers and regular employees of the Corporation and its subsidiaries will not receive any compensation for the solicitation of proxies.


VOTING SECURITIES

      The Board of Directors has fixed the close of business on Friday, February 28, 1997 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, the outstanding capital stock of the Corporation consisted of 6,057,913 shares, par value three dollars and an eighth ($3.125) per share, each of which is entitled to one (1) vote at the meeting. Each such share is entitled to one (1) vote on all matters properly coming before the Annual Meeting.


PRINCIPAL SHAREHOLDERS

      As of January 21, 1997, Security National Bank and Trust Co., as Trustee held in trust 902,343 shares, amounting to fourteen point nine percent (14.9%) of the common shares of the Corporation. The shares are held by them in their fiduciary capacity under various agreements as Trustee. The Trustee has advised the Corporation that it has sole voting power for 783,956 shares and shared voting power for 106,135 shares.

      Cede & Co., Box 20, Bowling Green Station, New York, NY, 10004 holds 427,744 shares (7%) interest on behalf of Dwight W. Hollenbeck Trust. Mr. Richard L. Kuss and his wife, Barbara, 1130 Vester Avenue, Suite A, Springfield, Ohio, 45503 are the owners of 212,714 shares (3.5%)and 121,572 shares (2%), respectively. They have combined beneficial ownership of 334,286 shares (5.5%). The Board of Directors has no knowledge of any other person who owned of record or beneficially more than five percent (5.0%) of the outstanding common shares of the Corporation.

PROPOSAL 1:  ELECTION OF DIRECTORS

      The Board of Directors of Security Banc Corporation is divided into three
(3) classes, with the terms of office of each class ending in successive years. The terms of Directors of Class III expire with this Annual Meeting. The directors of Class I and Class II will continue in office. The Shareholders are being asked to vote on the re-election of the three (3) Directors in Class III. Nominees are to be elected to serve until the 2000 Annual Meeting of Shareholders and until their respective successors are fully elected and have qualified. It is intended that shares represented by the proxies will, unless contrary instructions are given, be voted for the three (3) nominees as listed below. Although Management does not expect that any nominee will be unavailable for election, in the event that vacancies occur unexpectedly, the shares will be voted for substitute nominees, if any.

      The Board of Directors of the Corporation has, by resolution of the Board, fixed and determined the number of Directors at eleven (11) persons in accordance with Article III, Section I of the Code of Regulations of the Corporation. All nominees are presently Directors of the Corporation.

      Listed are the names of three (3) nominees for election to the Board of Directors along with present Directors of Class I and Class II, their principal occupations and other directorships, their age, the year in which each first became a Director, the number of shares of the Corporation's Common Stock beneficially owned by each, directly or indirectly as of the close of business December 31, 1996, and percent of class.



                     NOMINEES FOR DIRECTORS OF CLASS III
               For Three Year Term Expiring Annual Meeting 2000

          Name                                                     Share of          Percent
Position with Corporation/Bank                    Director       Common Stock           of
       or Occupation                  Age          Since       Beneficially Owned     Class
-------------------------------------------------------------------------------------------------
Larry E. Kaffenbarger                  55          1995             1,740                *
  President
  Kaffenbarger Truck Equipment Co

Chester L. Walthall                    55          1994             1,336  (1)           *
  President
  Heat-Treating, Inc.

Robert A. Warren                       53          1996               820                *
  President
  Hauck Bros., Inc.


                          MEMBERS OF BOARD OF DIRECTORS
                              CONTINUING IN OFFICE
                                     CLASS I
                        Term Expiring Annual Meeting 1998

          Name                                                                    Share of           Percent
Position with Corporation/Bank                                    Director       Common Stock          of
       or Occupation                                   Age         Since      Beneficially Owned      Class
-------------------------------------------------------------------------------------------------------------
Harry O. Egger                                          57          1977            76,587  (2)        1.3%
  Chairman of the Board, President and CEO
  Security Banc Corporation
  Chairman of the Board and CEO
  Security National Bank and Trust Co.

Kenneth F. Rupp Jr.                                     59          1996             1,500               *
  Director, President and CEO
  Third Savings & Loan Company
  Director, Security Banc Corporation

Jane N. Scarff                                          68          1990             9,240               *
  Vice President, Scarff Nursery, Inc.

Thomas J. Veskauf                                       65          1986             2,662  (3)          *
  Partner: Gorman, Veskauf, Henson & Wineberg
  Attorneys at Law








                          MEMBERS OF BOARD OF DIRECTORS
                              CONTINUING IN OFFICE
                                    CLASS II
                        Term Expiring Annual Meeting 1999

             Name                                                                   Share of           Percent
   Position with Corporation/Bank                                 Director         Common Stock          of
        or Occupation                                  Age         Since         Beneficially Owned     Class
--------------------------------------------------------------------------------------------------------------
Larry D. Ewald                                          58          1987            21,468  (4)          *
  President, Process Equipment Co.

Richard E. Kramer                                       62          1988            11,338  (5)          *
  President, Fulmer Supermarkets, Inc.

W. Dean Sweet                                           68          1970             1,648               *
  Chairman of the Board and CEO
  Sweet Manufacturing Co.

James R. Wilson                                         57          1996            21,239  (6)          *
  Director, President and CEO
  Citizens National Bank
  Director, Security Banc Corporation

*Less than one percent (1%)


      The following statement pertains to the Nominees and Directors:

      When appropriate, each nominee includes in his or her beneficial holdings of the Corporation's stock, shares held by or in trust for the respective nominee's spouse, minor children and/or relatives having the same home as the nominee, shares held by such nominee as fiduciary where the nominee has the right to vote or dispose of such shares and such nominee disclaims any beneficial ownership of such shares.

       (1) Includes 1,016 shares held by the wife of Chester L. Walthall.

       (2) Includes 30,000 shares owned by the wife of Harry O. Egger.

       (3) Includes 522 shares owned by the wife of Thomas J. Veskauf.

       (4) Includes 7,626 shares owned by the wife of Larry D. Ewald and includes 4,000 shares held in a trust as to which Larry D. Ewald, as co-trustee, shares investment and voting power.

       (5) Includes 1,015 shares owned by the wife of Richard E. Kramer and includes 8,004 shares held in trust.

       (6) Includes 12,404 shares owned by wife, minor children, and shares held in Trust.

      As of December 31, 1996, the Directors and Executive Officers of the Corporation, as a group, beneficially owned an aggregate of 219,163 shares of the Corporation's Common Stock which constitutes approximately three point six percent (3.6%) of the shares outstanding.


MEETINGS OF THE CORPORATION/BANK BOARD OF DIRECTORS AND
COMMITTEES OF THE BOARD

      During 1996, the Corporation's Board of Directors held eight (8) scheduled meetings. All of the directors attended at least seventy-five percent (75%) of the scheduled meetings.

      The Executive Committee rotates on a regularly scheduled basis. Those members of the Committee at December 31, 1996 were Directors Egger, Ewald, Kramer, Veskauf, and Walthall. The Executive Committee is empowered to exercise powers and perform all duties of the Board of Directors when the Board is not in session. The Executive Committee met five (5) times in 1996.

      The Executive Compensation Committee of the Corporation/Bank is composed of Directors Ewald, Scarff, and Sweet. The Executive Compensation Committee met six (6) times in 1996. The purpose of the Executive Compensation Committee is to establish and execute compensation policy and programs for executives of the organization.

      The Audit Committee of the Corporation is composed of members of the Board of Directors rotating on a regularly scheduled basis, all of whom were present for at least seventy-five percent (75%) of the meetings of this Committee except Director Veskauf. Directors Ewald, Kaffenbarger, Veskauf, and Walthall were members of the Committee as of December 31, 1996. The Audit Committee met four
(4) times in 1996. The function of the Audit Committee consists of reviewing, with the Company's internal auditor and the independent auditors, the scope and results of procedures for auditing and the adequacy of the system of internal controls.

      The Corporation has no standing Nomination Committee. Nominations for election to the Board of Directors will receive full consideration by the Executive Committee. Shareholders desiring to make valid nominations for election to the Board of Directors need to comply with the statements in the section entitled "Shareholder Proposals".

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

      This Committee deals with compensation issues as they pertain to executive officers.

CEO COMPENSATION

      Whenever the Committee has a meeting during which Mr. Egger's base salary, annual bonus, or grant of stock options is on the meeting agenda, the Committee sets aside time to discuss these matters without Mr. Egger and other officers of the Corporation being present. During these sessions, the members of the Committee debate the merits of the matters under consideration and, as part of these discussions, generally consider the Corporation's financial performance, Common Stock price performance, and Midwest Peer Group specific comparative compensation data. In the past, the CEO compensation has been below the comparative compensation of the Midwest Peer Group, whereas, the financial performance of the Corporation and common stock price performance has been well above the norm as it relates to the Peer Group. The Committee also considers factors such as Mr. Egger's leadership, experience, knowledge, board communications, Corporation's community involvement and strategic recommendations, as well as the Corporation's positioning for future performance. Although the Committee does not place any particular relative weight on any one of the foregoing factors, the Corporation's financial performance as it relates to increasing shareholder value is generally a key factor. All of these decisions regarding the components of Mr. Egger's compensation and the rationale are reported to the Board without Mr. Egger and other officers present.

      Based on the performance of the Corporation and its increased value for the shareholder as well as being rated one of the top performing community banks in the State of Ohio, the Committee believes Mr. Egger's compensation is a fair reflection of the services he performs for the Corporation.

OTHER NAMED EXECUTIVE OFFICERS

      In addition, the Committee approved compensation recommendations for all other named executive officers of the Corporation. Executive Officer salary, bonus, and stock option grants are based on performance, and appraisals, along with favorable corporate financial performance as it relates to shareholder value.



                  The Executive Compensation Committee Members

                                 Larry D. Ewald
                     Jane N. Scarff, (Committee Chairperson)
                                  W. Dean Sweet

PERFORMANCE GRAPH

      The graph summarizes cumulative return (assuming reinvestment of dividends) experienced by the Corporation's shareholders over the years 1992 through 1996, compared to the S&P 500 Stock Index, and the NASDAQ Bank Index.

      Security has elected to use the NASDAQ Bank Index in the current year performance graph as opposed to the Mid-Atlantic Bank Index used in prior years to make the performance graph more comparable to banks on a nationwide basis.


[GRAPHIC OMITTED]

                           NASDAQ                       SECURITY
                           BANK                           BANC
                           STOCKS       S&P 500        CORPORATION
                          -------       -------        -----------
       1991               $100.00       $100.00          $100.00
       1992                145.50        107.67           125.18
       1993                165.99        118.17           143.44
       1994                165.31        119.78           161.04
       1995                246.32        164.85           196.54
       1996                325.60        203.24           268.23



      Assumes $100 invested on 12-31-91 in Security Banc Corporation, NASDAQ Bank Index, and S&P 500.

     The financial information upon which the S & P 500 and NASDAQ Bank Index, has been compiled from information issued by the companies themselves or other secondary sources. Although these sources are considered to be reliable, management makes no representations or warranties with respect to the accuracy or completeness of this analysis or the underlying data, and specifically disclaims any implied warranties of merchantability or fitness for any particular purpose. This analysis does not purport to be a complete analysis nor does it constitute an offer or recommendation to buy or sell any securities.

EXECUTIVE COMPENSATION

      The following table is a summary of certain information concerning the compensation paid to, or earned by, the Corporation/Bank's chief executive officer and each of the Corporation/Bank's most highly compensated executive officers (the "named executives") during each of the last three (3) fiscal years.

---------------------------------------------------------------------------------------------------------------------------
                                              SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------
                                                                                                      Long Term
                                                             Annual Compensation                     Compensation
----------------------------------------------------------------------------------------------------------------------------
                                                                                    Other
      Name and Principal                                                            Annual        Stock      All Other
           Position                           Year       Salary        Bonus     Compensation    Options   Compensation (1)
                                                           $             $             $            #            $
----------------------------------------------------------------------------------------------------------------------------
Harry O. Egger                                1996       350,000       75,000          ---       7,000        8,278
  Chairman of the Board, President and CEO    1995       315,000       50,000          ---         ---        8,024
  Security Banc Corporation                   1994       263,000       35,200          ---         ---        8,242
  Chairman of the Board and CEO
  Security National Bank

James R. Wilson                               1996       130,192       37,735       10,382         ---       25,952
  Director                                    1995       115,000       38,400       10,690         ---       29,697
  Security Banc Corporation                   1994       113,000       30,625       10,660         ---       24,738
  Director, President and CEO
  Citizens National Bank

Kenneth F. Rupp Jr.                           1996       109,700       24,645          ---         ---          ---
  Director, Security Banc Corporation         1995       106,000       22,650          ---         ---          ---
  Director, President and CEO                 1994       101,900       24,500          ---         ---          ---
  Third Savings & Loan Co

William C. Fralick                            1996       115,000       15,000          ---       7,000        3,974
  Vice President                              1995        90,000       12,000          ---         ---        3,674
  Security Banc Corporation                   1994        73,615       11,710          ---         ---        3,750
  Director, President
  Security National Bank

J. William Stapleton                          1996       115,000       15,000          ---       7,000        3,902
  Executive Vice President and CFO            1995        90,000       12,000          ---         ---        3,674
  Security Banc Corporation                   1994        71,230       12,735          ---         ---        3,659
  Director, Executive Vice President and CFO
  Security National Bank

Daniel M. O'Keefe                             1996        98,000        5,000          ---       5,000        3,697
  Vice President                              1995        89,000        7,000          ---         ---        3,830
  Security Banc Corporation                   1994        84,250        5,200          ---         ---        4,508
  Vice President and Trust Officer
  Security National Bank
-------------------------------------------------------------------------------------------------------------------
     (1)  All amounts shown include funds contributed or allocated pursuant to the 401 (K) Profit Sharing Savings Plan and Fringe Benefit Plans


COMPENSATION OF DIRECTORS

       The Board of Directors of the Corporation are not paid a fee for serving on the Board. However, Corporation Directors serving on an Affiliate Bank Board are receiving a single annual retainer of $1,200 and a fee of $800 per meeting attended ($200 for Committee Meeting). Corporation Directors who are also employees of any of the affiliates of the Corporation receive no additional compensation for service on the Corporate Board.

       Pursuant to a Deferred Compensation Plan, directors may annually defer any amount of their compensation as directors until age seventy (70) or until they cease to serve on the Board, whichever occurs last. The deferred funds bear interest until paid under one of the chosen methods as selected by the director:

         (a) at an annually adjusted rate equal to one fourth percent (1/4%) greater than the average bond equivalent yield to maturity on one-year United States Treasury Bills in effect for the first five (5) business days in December immediately preceding such calendar year, unless an alternate rate is set by the Committee for that year at least fifteen (15) days before the beginning of the year.

         (b) annual positive total return on Security Banc Corporation Stock.


EMPLOYMENT AGREEMENTS

Harry O. Egger: The employment agreement with Harry O. Egger will automatically be extended on January 1, of each year so that it provides for a continuing five
(5) year employment contract. In the event the Corporation/Bank ceases to exist as a corporate entity, Harry O. Egger shall be paid in cash, as a lump sum, equal to two-point-nine (2.9) times his annual base compensation determined by averaging the same over the five (5) years immediately prior to the occurrence.

James R. Wilson: James R. Wilson shall be employed as President and CEO of Citizens National Bank. The compensation shall be fixed at no less than $165,000 per annum. In the event the Banc or its subsidiary, the Citizens National Bank, ceases to exist as a corporate entity for any reason then James R. Wilson shall be paid in cash, in full, in a lump sum at the time of occurrence of any of said events, a sum equal to 2.9 times his annual base compensation determined by averaging the same over the five (5) years next prior to the occurrence. This employment contract is for a term of two (2) years commencing on the date of employment and terminating on September 30, 1998.

Other Agreements: James R. Wilson and Citizens National Bank entered into an agreement which by the terms will require the Bank to make payments upon his retirement or disability. Terms of the agreement require upon his normal retirement to receive $50,000 annually for a period of 10 years. The Agreement also addresses other issues as they relate to disability and death benefits.

Kenneth F. Rupp Jr.: Kenneth F. Rupp shall be employed as President and CEO of Third Savings and Loan Company. The compensation shall be no less than his current salary. In the event of a change in control or 12 months thereafter, of which involuntary termination occurs, the Bank shall pay an amount equal to the annual salary as of the date of termination. The Employment Contract terminates July 9, 1997.

PROFIT SHARING PLAN

During the year, the company had three profit sharing plans. The plan covering employees of the former CitNat Bancorp, Inc. and Third Financial Corporation will be merged into the Security National Bank plan effective January 1, 1997. Employees of the subsidiaries will be eligible to participate in the Security National Bank Plan upon meeting plan eligibility requirements. For eligibility and vesting purposes, employees will be given service credit for service at the former CitNat Bancorp, Inc. and Third Financial Corporation.

All employees of Security National Bank become eligible participants in the plan when they have completed one (1) year of eligibility service; have worked at least five hundred (500) hours and are at least age twenty-one (21). Eligible participants may make contributions to the plan by deferring up to fifteen percent (15%) of their annual earnings.

      The Board of Directors of Security National Bank annually determine the bank's matching contribution to the plan. For the plan year ended December 31, 1996 and December 31, 1995, the matching contribution was fifty percent (50%) of the employee's contribution up to the first six percent (6%) of annual earnings contributed by the participant.

      Employee contributions are one hundred percent (100%) vested immediately. The bank's matching contributions are vested at twenty percent (20%) for each year of eligibility service, based on five (5) year vesting schedule.

      The contribution by the Companies for all three plans for 1996, 1995, and 1994 was $208,000, $209,000, and $205,000, respectively.

RETIREMENT PLANS

      The following table shows estimated annual benefits payable for life to participants upon retirement at age sixty-five (65) in 1996 under the Security National Bank Pension Plan based upon combinations of compensation levels and years of service.

                               PENSION PLAN TABLE

         Approximate Annual Retirement Benefit Upon Retirement at Age 65
                         Before Adjustments (1) (2) (3)

Average Annual
  Salary (3)           10             15              20             25         30 or more
--------------------------------------------------------------------------------------------
   125,000          26,720         40,081          53,441        66,801         80,161
   150,000          32,395         48,593          64,791        80,989         97,186
   175,000          36,369         55,403          74,438        93,474        112,509
   200,000          40,320         62,213          84,086       105,959        120,000  (4)
   225,000          43,395         67,450          91,504       115,559        120,000  (4)
   250,000          43,395         67,450          91,504       115,559        120,000  (4)
   275,000          43,395         67,450          91,504       115,559        120,000  (4)
   300,000          43,395         67,450          91,504       115,559        120,000  (4)
   350,000          43,395         67,450          91,504       115,559        120,000  (4)
   400,000          43,395         67,450          91,504       115,559        120,000  (4)

     (1) For the purpose of computing a benefit under the Plan on December 31, 1996, Harry O. Egger, William C. Fralick, J. William Stapleton, and
          Daniel M. O'Keefe have twenty-one (21), twenty (20), nineteen (19), and nineteen (19) years of credit service respectively.
     (2) The Bank maintains a Retirement Plan that provides for the payment of a monthly retirement benefit commencing, in most cases, at the normal retirement age of sixty-five (65). The benefits are purchased from contributions made by the employer from year to year. The amount of the benefit is determined pursuant to a formula contained in the Retirement Plan which, among other things, takes into account the employee's average earnings in the highest sixty (60) consecutive calendar months. Accrued benefits are fully vested after five (5) years of vesting service.
     (3) ERISA 1996 maximum annual compensation limit of $150,000 used to determine these benefits.
     (4) Maximum IRC Section 415 annual pension payable in 1996 assuming a minimum of ten (10) years participation.

REPORT OF THE STOCK OPTION COMMITTEE

      The Stock Option Committee of the Board of Directors determines stock option grants to executive officers and other eligible employees. Stock options are intended to encourage key employees to remain employed by the Corporation/Bank by providing them with a long term interest in the Corporation/Bank's overall performance as reflected by the performance of the market of the Corporation/Bank's Common Stock.

      The Security Banc Corporation's 1987 and 1995 Stock Option Plans are administered by the Board of Directors of the Corporation. The aggregate number of common shares of the Corporation which may be issued under the Plans are two hundred thousand (200,000) and forty thousand (40,000) shares, respectively. As of December 31, 1996, the total shares issued from each of the plans were 199,680 and 34,800 respectively.

      Under the terms of the Plan, the Corporation may grant stock options to Officers and certain key Executives. The options, which must be granted at fair market value, expire ten (10) years from the date of grant.

      All outstanding incentive stock options entitle the holder to purchase shares at prices equal to the fair market value of the shares on the dates the options were granted. The fair market value of a share of the Corporation's Common Stock was $38.00 as of December 31, 1996.

      The following table sets forth certain information regarding individual exercises of stock options during 1996 by each of the named executives:


                                         AGGREGATED OPTION EXERCISES IN 1996
                                              and Year End Option value

                                                                    Number of                 Value of
                                                                   Unexercised               Unexercised
                                                                   Options at                Options at
                            Shares                                  12/31/96                  12/31/96
                          Acquired on           Value             Exercisable/              Exercisable/
      Name                 Exercise           Realized            Unexercisable             Unexercisable
                               #                                       (#)
------------------------------------------------------------------------------------------------------------
Harry O. Egger               24,720          $  648,814              0 / 7,000                 $0 / $35,000

James R. Wilson (a)           8,835          $  332,478                  0 / 0                       $0 / 0

Kenneth F. Rupp, Jr. (b)     18,492          $  432,898                  0 / 0                       $0 / 0

William C. Fralick                0                   0          4,840 / 7,000           $129,099 / $35,000

J. William Stapleton              0                   0          4,000 / 7,000           $104,000 / $35,000

Daniel M. O'Keefe             3,400          $   63,800              0 / 5,000                  0 / $25,000


      Generally, option grants to executive officers are a reflection of the executive's attainment of Corporation/Bank and personal goals.

                         Stock Option Committee Members
                                 Larry D. Ewald
                          Jane N. Scarff W. Dean Sweet

     (a) Represents shares of Security Banc Corporation received as the result on converting 11,340 CitNat options at the conversion price of $36.50 per share of Security Banc Corporation.

     (b) Represents 18,492 options of Third Financial Corporation acquired in the cash purchases by Security Banc Corporation at $33.41 per share less the $10.00 per share option cost.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

      The Corporation's banking subsidiary has, and expects in the future to have, transactions with corporations in which Directors and Officers of the Company are active as Directors, Officers, or substantial Shareholders. These transactions are undertaken in the ordinary course of business and on substantially the same terms and conditions as comparable transactions with other corporations. The Bank has made, and expects in the future to make, loans to such Directors, Officers and their associates. These loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present any other unfavorable terms.

      The firm of Gorman, Veskauf, Henson & Wineberg, Attorneys-at-Law of which Thomas J. Veskauf is a partner was paid fees for various legal services performed for the Corporation during the year ended December 31, 1996.

RELATIONSHIP WITH CERTIFIED PUBLIC ACCOUNTANT

      The Security Banc Corporation Board of Directors has retained the professional services of Ernst & Young, Certified Public Accountants for 1997. The Corporation's financial statements for the previous fiscal year were examined by Ernst & Young. In connection with the audit function, Ernst & Young also reviewed the 10-K filing with the Securities and Exchange Commission.

SHAREHOLDER PROPOSALS

      Shareholders of the Corporation who wish to make a proposal to be included in the Proxy Statement and Proxy of the Corporation's Annual Meeting of Shareholders which, unless changed, will be held on April 21, 1998, must cause such proposal to be received by the Corporation at its principal office no later than November 14, 1997. Each proposal submitted should be accompanied by the name and address of the Shareholder submitting the proposal and number of shares owned. The proxy rules, as implemented by the Securities Exchange Act of 1934, govern the content and form the Shareholder proposals. All proposals must be a proper subject for action at the 1998 Annual Meeting.

OTHER BUSINESS

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting. However, if any other matters do come before such meeting or an adjournment thereof, it is intended that the holders of the proxies will vote in accordance with the recommendation of Management.

/s/ Harry O. Egger
---------------------------
    Harry O. Egger

Chairman of the Board
President and Chief Executive Officer


March 14, 1997

THIS FORM 10-K ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE AFTER MARCH 31, 1997. TO OBTAIN A COPY, CALL (937) 324-6874 OR WRITE TO SHAREHOLDER RELATIONS, SECURITY BANC CORPORATION, 40 SOUTH LIMESTONE STREET, SPRINGFIELD, OHIO 45502.

                                REVOCABLE PROXY
                           SECURITY BANC CORPORATION

PLEASE MARK VOTES
AS IN THIS EXAMPLE

                            PROXY FOR ANNUAL MEETING
                                 APRIL 15, 1997

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of Security Banc Corporation, Springfield, Ohio do hereby nominate and constitute and appoint John E. Dibert and Roger L. Evans or any one of them with full power to act alone my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all the Common Stock of said Corporation, standing in my name on its books on Friday, February 28, 1997, at the Annual Meeting of its Shareholders to be held at Clark State Performing Arts Center, Turner Studio Theater, 300 South Fountain Avenue, Springfield, Ohio, on April 15, 1997, at 1:00 p.m. or at any adjournment thereof with all the powers the undersigned would possess if personally present as follows:

1. To elect three directors of Class III:

   Larry E. Kaffenbarger,
   Chester L. Walthall,
   Robert A. Warren

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


     This proxy confers discretionary authority to vote "for" the proposition listed above unless otherwise indicated. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

     The Board of Directors recommends a vote "for" the proposition listed above. This proxy is solicited on behalf of the Corporation's Board of Directors and may be revoked prior to its exercise. Please sign and date this proxy and return it in the enclosed envelope.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

    Detach above card, sign, date and mail in postage paid envelope provided.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY

                                REVOCABLE PROXY
                           SECURITY BANC CORPORATION

[ X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE

                            PROXY FOR ANNUAL MEETING
                                 APRIL 15, 1997

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of Security Banc Corporation, Springfield, Ohio do hereby nominate and constitute and appoint John E. Dibert and Roger L. Evans or any one of them with full power to act alone my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all the Common Stock of said Corporation, standing in my name on its books on Friday, February 28, 1997, at the Annual Meeting of its Shareholders to be held at Clark State Performing Arts Center, Turner Studio Theater, 300 South Fountain Avenue, Springfield, Ohio, on April 15, 1997, at 1:00 p.m. or at any adjournment thereof with all the powers the undersigned would possess if personally present as follows:

                                                       With-    For All
                                                 For   hold     Except
1. To elect three directors of Class III:       [   ]  [   ]    [    ]

   Larry E. Kaffenbarger,
   Chester L. Walthall,
   Robert A. Warren

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

     This proxy confers discretionary authority to vote "for" the proposition listed above unless otherwise indicated. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

     The Board of Directors recommends a vote "for" the proposition listed above. This proxy is solicited on behalf of the Corporation's Board of Directors and may be revoked prior to its exercise. Please sign and date this proxy and return it in the enclosed envelope.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



Please be sure to sign and date                                 Date
  this Proxy in the box below.

Shareholder sign above --- Co-holder (if any) sign above



-------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.

                           SECURITY BANC CORPORATION
-------------------------------------------------------------------------------
                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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